Exhibit 5.1

Harney Westwood & Riegels
3501 The Center
99 Queen’s Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

4 September 2025

raymond.ng@harneys.com
+852 5806 7883
065990-0001-RLN

Agencia Comercial Spirits Ltd

Genesis Building, 5th Floor

Genesis Close, PO Box 446

Cayman Islands, KY1-1106

Dear Sir or Madam

Agencia Comercial Spirits Ltd (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the public offering of the ordinary shares of the Company (the Offering) of 1,750,000 class A ordinary shares of par value US$0.00004 each, including an option to issue up to aggregate of additional 262,500 class A ordinary shares of par value of US$0.00004 each or 15% of the total number of the total number of class A ordinary shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters (collectively, the IPO Shares).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.3 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company will be US$50,000 divided into 1,250,000,000 shares of par value US$0.00004 each, comprising (1) 625,000,000 class A ordinary shares of par value US$0.00004 each and (ii) 625,000,000 class B ordinary shares of par value US$0.00004 each.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.
Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.
Resident Partners: M Chu | JP Engwirda | Y Fan | S Gray | P Kay | MW Kwok | IN Mann
R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

3	Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and the IPO Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

4	Cayman Islands Law. The statements under the headings “Taxation – Cayman Islands Taxation”, “Enforcement of Civil Liabilities – Cayman Islands”, and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities – Cayman Islands”, “Taxation – Cayman Islands Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 7 March 2025.

2	A copy of the agreed form amended and restated memorandum and articles of association of the Company to be adopted by a special resolution of the Company (the M&A).

3	A copy of the written resolutions of the directors of the Company dated 14 March 2025 (the Resolutions).

4	A copy of the certificate of incumbency in respect of the Company issued by the registered office provider of the Company, McGrath Tonner Corporate Services Limited, dated 4 July 2025.

5	A copy of the certificate issued by a director of the Company dated 18 August 2025, a copy of which is attached hereto (the Director’s Certificate).

6	A copy of the Registration Statement filed with the Commission on 4 September 2025.

(1 to 4 above are the Corporate Documents, and 1 to 6 above are the Documents).

SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The director(s) and shareholder(s) of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The Resolutions have been duly executed by or on behalf of the sole director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

Annex

Director’s Certificate

AGENCIA COMERCIAL SPIRITS LTD

incorporated in the Cayman Islands
Company No. 419576

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the amended and restated memorandum and articles of association of the Company to be adopted by a special resolution of the Company will be effective immediately prior to the completion of the initial public offering of the Company’s Class A Ordinary Shares;

(b)	the unanimous written resolutions of the board of directors dated 14 March 2025 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Tsai Yi Yang	08/18/2025
Name: Tsai Yi Yang	Date:
Director